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                                                                  EXHIBIT (11)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the use in this Post-Effective Amendment No. 40 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File
No. 2-90946) on behalf of Eaton Vance Government Obligations Fund of our report dated January 31, 1997, relating to Eaton Vance Government Obligations Fund (formerly EV Traditional Government Obligations Fund), and of our report dated January 31, 1997, relating to Government Obligations Portfolio, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1996 which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

     We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information of the Registration Statement.

                                            /s/ COOPERS & LYBRAND L.L.P.
                                                ------------------------------
                                                COOPERS & LYBRAND L.L.P.
December 29, 1997
Boston, Massachusetts